Exhibit 99.1

Leading Interventional Cardiologist Dr. Giora Weisz Joins Microbot Medical’s Scientific Advisory Board

HINGHAM, Mass., June 7, 2021 – Microbot Medical Inc. (Nasdaq: MBOT) continues its ongoing commitment to strengthen and broaden its capabilities as Giora Weisz, MD joined the Company’s Scientific Advisory Board (SAB). Dr. Weisz is a practicing interventional cardiologist and clinical researcher who has pioneered novel robotic-enhanced coronary interventions, as well as navigation and positioning technologies. His areas of expertise include cardiac catheterization, coronary artery disease and diagnostic angiography, which make his assistance an invaluable asset to Microbot as it continues to develop the LIBERTYTM Robotic System.

Dr. Weisz performed the Corindus Vascular Robotics’ (acquired by Siemens Healthineers) First-in-Human (FIH) clinical trial to evaluate the safety and technical efficacy of Corindus’ CorePath system in delivering and manipulating coronary guidewires and stent/balloon systems in PCI procedures. He was also the principal investigator of the multi-center pivotal study leading to the FDA approval of the system. He was the first to use this system on patients in the U.S. Dr. Weisz is often invited to speak about robotic-enhanced interventions in national and international medical conferences.

Dr. Weisz is an Associate Professor of Medicine at Columbia University Medical Center, Director of Interventional Cardiology at the New York-Presbyterian Hudson Valley Hospital, and a member of the faculty of the Center of Interventional Vascular Therapy at Columbia University Medical Center. He is also a faculty member at the Cardiovascular Research Foundation in New York. Dr. Weisz graduated from the Hebrew University-Hadassah Medical School in Jerusalem, Israel and completed his residency in internal medicine and cardiology fellowship at the Carmel Medical Center in Haifa, Israel. His training in interventional cardiology was completed at Lenox Hill Hospital in New York. As a practicing interventional cardiologist, Dr. Weisz has particular interest in current and innovative technologies in cardiovascular medicine.

“It is exciting to continue attracting leading experts in their fields, including Dr. Weisz, who have experience in the endovascular robotic space and see the value that our LIBERTY system can add to their practice,” commented Harel Gadot, CEO, President and Chairman. “With his extensive experience, Dr. Weisz will be a welcome addition to our already impressive SAB. Specifically, he will be intimately involved in the advancement of our LIBERTY Robotic System as we aim to further enhance its capabilities to address the sizeable cardiac market.”

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements pertaining to the registered direct offering, timing, the amount and anticipated use of proceeds and statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions and the satisfaction of customary closing conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY, the outcome of its studies to evaluate the SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC) and in the prospectus supplement related to the registered direct offering to be filed with the SEC, which are or will be available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754